SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 30, 2008
Date of Report (Date of earliest event reported)
Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)
Wisconsin
(State or Other Jurisdiction of Incorporation)

00020006 (Commission File Number)	391726871 (IRS Employer Identification No.)
25 West Main Street, Madison, Wisconsin 57303
(Address of Principal Executive Office) (Zip Code)
608-252-8982
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Effective December 30, 2008, Anchor BanCorp Wisconsin Inc. (the “Company”) entered into Amendment No. 2, dated as of December 22, 2008 (the “Amendment” ), to the Amended and Restated Credit Agreement, dated as of June 9, 2008 (the “Credit Agreement”), among the Company; the lenders from time to time a party thereto, and U.S. Bank National Association, as administrative agent for such lenders (the “Agent”).
     The Amendment provides that the Credit Agreement’s total revolving loan commitment (“Loan Commitment”) of $120.0 million be reduced to $116.3 million on December 22, 2008. The Amendment also provides that the Loan Commitment will be further reduced to:
•	$60.0 million on the earlier to occur of the date that the Company receives net proceeds of a financing transaction from the sale of equity securities or March 2, 2009;

•	$56.0 million on June 30, 2009; and

•	$54.0 million on September 30, 2009.
     The total outstanding balance under the Credit Agreement as of December 30, 2008 was $116.3 million. Pursuant to the Amendment, the Company must reduce the outstanding balance by $56.3 million on the earlier to occur of the completion of a financing transaction or March 2, 2009.
     The Amendment also provides that the Company shall:
•	Provide semi-monthly reports to the lenders regarding the Company’s efforts to secure equity financing; and

•	Submit a request to the Office of Thrift Supervision no later than January 15, 2009 for approval of the payment of cash dividends by AnchorBank, fsb, a subsidiary of the Company (“AnchorBank”), to the Company during 2009 in amounts sufficient for the Company to continue to pay interest as due under the Credit Agreement.
     The Amendment requires that AnchorBank maintain total risk based capital of 10.75% or greater as of March 31, 2009 and each fiscal quarter end thereafter.
     The Credit Agreement and the Amendment also contain customary representations, warranties, conditions, and events of default for agreements of such type.
     The description above is a summary of the terms of the Amendment. This description does not purport to be complete and it is qualified in its entirety by reference to the Amendment, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits
               10.1 Amendment No. 2, dated as of December 22, 2008, to the Amended and Restated Credit Agreement, dated as of June 9, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name
Date: December 31, 2008	By:	/s/ Dale C. Ringgenberg
Senior Vice President, Treasurer
and Chief Financial Officer

EXHIBIT TABLE

Exhibit	Description
10.1	Amendment No. 2, dated as of December 22, 2008, to the Amended and Restated Credit Agreement, dated as of June 9, 2008